  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1996

                                                REGISTRATION NO. 333-04879
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                                ---------------

                            AMENDMENT NO. 1 TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                             CAMBRIDGE HEART, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ---------------
        DELAWARE                     3845                    13-3679946
           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                                          (I.R.S. EMPLOYER
    (STATE OR OTHER                                        IDENTIFICATION
    JURISDICTION OF                                           NUMBER)
    INCORPORATION OR            ---------------
     ORGANIZATION)
                      1 OAK PARK DRIVE, BEDFORD, MA 01730
                                (617) 271-1200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                               JEFFREY M. ARNOLD
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             CAMBRIDGE HEART, INC.
                               1 OAK PARK DRIVE
                               BEDFORD, MA 01730
                                (617) 271-1200
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:
        JOHN A. BURGESS, ESQ.                   DAVID J. BEVERIDGE, ESQ.
        STEVEN D. SINGER, ESQ.                    SHEARMAN & STERLING
            HALE AND DORR                         599 LEXINGTON AVENUE
           60 STATE STREET                      NEW YORK, NEW YORK 10022
     BOSTON, MASSACHUSETTS 02109                     (212) 848-4000
            (617) 526-6000
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date hereof.
                                ---------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                                          PROPOSED
                                             PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF       AMOUNT         MAXIMUM      AGGREGATE
    SECURITIES TO BE          TO BE       OFFERING PRICE  OFFERING      AMOUNT OF
       REGISTERED        REGISTERED(1)(3)  PER SHARE(2)   PRICE(2)   REGISTRATION FEE
- -------------------------------------------------------------------------------------
Common Stock, $.001 par
 value per share.......  3,450,000 shares     $13.00     $44,850,000     $15,466

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) Includes 450,000 shares which the Underwriters have the option to purchase from the Company to cover over-allotments, if any. See "Underwriting".
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
(3) The shares of Common Stock are not being registered for the purpose of sale outside the United States.

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                             CAMBRIDGE HEART, INC.

              CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
             OF INFORMATION REQUIRED BY ITEMS IN PART I OF FORM S-1

         REGISTRATION STATEMENT
            ITEM AND CAPTION                      LOCATION IN PROSPECTUS
         ----------------------                   ----------------------
 1.Forepart of Registration Statement and
     Outside Front Cover Page of
     Prospectus..........................  Outside Front Cover Page
 2.Inside Front and Outside Back Cover
     Pages of Prospectus.................  Inside Front Cover Page; Outside
                                            Back Cover Page
 3.Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges..  Prospectus Summary; Risk Factors;
                                            The Company
 4.Use of Proceeds.......................  Prospectus Summary; Use of Proceeds
 5.Determination of Offering Price.......  Underwriting
 6.Dilution..............................  Dilution
 7.Selling Security Holders..............  Not Applicable
 8.Plan of Distribution..................  Outside Front Cover Page;
                                            Underwriting
 9.Description of Securities to be
     Registered..........................  Description of Capital Stock
10.Interests of Named Experts and
     Counsel.............................  Legal Matters; Experts
11.Information With Respect to the
     Registrant:
  (a)Description of Business.............  Business
  (b)Description of Property.............  Business--Facilities
  (c)Legal Proceedings...................  Not Applicable
  (d)Market Price of and Dividends on the
       Registrant's Common Equity and
       Related Stockholder Matters.......  Front Cover Page; Dividend Policy;
                                            Description of Capital Stock;
                                            Shares Eligible for Future Sale
  (e)Financial Statements................  Financial Statements; Capitalization
  (f)Selected Financial Data.............  Selected Financial Data
  (g)Supplementary Financial
       Information.......................  Not Applicable
  (h)Management's Discussion and Analysis
       of Financial Condition and Results  Management's Discussion and Analysis
       of Operations.....................   of Financial Condition and Results
                                            of Operations
  (i)Changes in and Disagreements with
       Accountants on Accounting and
       Financial Disclosure..............  Not Applicable
  (j)Directors, Executive Officers,
       Promoters and Control Persons.....  Management--Executive Officers and
                                            Directors; Certain Transactions
  (k)Executive Compensation..............  Management--Executive Compensation
  (l)Security Ownership of Certain
       Beneficial Owners and Management..  Principal Stockholders
  (m)Certain Relationships and Related
       Transactions......................  Certain Transactions
12.Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities.........................  Not Applicable

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts. All amounts shown are estimates except for the Securities and Exchange Commission ("SEC") registration fee and the National Association of Securities Dealers, Inc. ("NASD") filing fee.

     SEC Registration Fee............................................. $ 15,500
     NASD Filing Fee..................................................   45,000
     Nasdaq Listing Fee...............................................    5,000
     Blue Sky Fees and Expenses.......................................   25,000
     Transfer Agent and Registrar Fees................................   10,000
     Accounting Fees and Expenses.....................................  150,000
     Legal Fees and Expenses..........................................  200,000
     Printing, Engraving and Mailing Expenses.........................  100,000
     Miscellaneous....................................................   74,500
                                                                       --------
       Total.......................................................... $625,000
                                                                       ========

- --------
* To be completed by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article Nine of the Registrant's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

  Article Nine of the Registrant's Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

  Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

  Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

  Under Section Eight of the Underwriting Agreement, the Underwriters are obligated, under certain circumstances, to indemnify directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  Set forth in chronological order below is information regarding the number of shares of Common and Preferred Stock issued, and the number of options granted, by the Registrant since May 1, 1993. Further included is the consideration, if any, received by the Registrant for such shares and options, and information relating to the section of the Securities Act of 1933 (the "Securities Act"), or rule of the Securities and Exchange Commission under which exemption from registration was claimed. All awards of options did not involve any sale under the Securities Act and none of these securities was registered under the Securities Act.

    1. In September 1993, the Registrant sold 1,200,000 and 1,300,000 shares of Series A Convertible Preferred Stock to Financial Strategic Portfolios, Inc. - Health Sciences Portfolio and the Global Health Sciences Fund, respectively, at $1.00 per share for aggregate consideration of $2,500,000.

    2. In September 1993, October 1993 and December 1993, the Registrant sold 3,533,083, 372,500 and 72,500 shares of Series A Convertible Preferred Stock, respectively, to certain individual investors at $1.00 per share, for a total aggregate consideration of $3,978,083.

    3. In September 1993, the Registrant converted $100,000 of notes payable due to individual investors into 100,000 shares of Series A Convertible Preferred Stock.

    4. In September 1993, the Registrant issued warrants to purchase 328,904 shares of Common Stock to KBL Healthcare, Inc. in exchange for certain investment banking services. The warrant is exercisable at $2.00 per share.

    5. In December 1993, the Registrant issued a warrant to purchase 109,634 shares of Common Stock to Dr. Richard Cohen in exchange for certain consulting services to the Company. The warrant is exercisable at $2.00 per share.

    6. In December 1993, the Registrant sold 180,000 shares of Common Stock to the Massachusetts Institute of Technology pursuant to a certain Option Agreement dated as of February 10, 1993 at $.002 per share for an aggregate consideration of $360.

    7. In August 1994, the Registrant sold 22,500 shares of Common Stock to Paul Albrecht pursuant to the exercise of options at $.002 per share for aggregate consideration of $45.

    8. In October 1994, the Registrant sold 8,334 shares of Common Stock to a member of the Scientific Advisory Board pursuant to the exercise of options at $.02 per share for an aggregate consideration of $167.

    9. In March 1995, the Registrant sold 91,163 shares of Common Stock to Jeffrey M. Arnold pursuant to the exercise of options at $.02 per share for aggregate consideration of $1,823.

    10. In March 1995, the Registrant sold 8,333 shares of Common Stock to David F. Rollo pursuant to the exercise of options at $.02 per share for an aggregate consideration of $167.

    11. In April 1995, the Registrant sold 8,333 shares of Common Stock to a member of the Scientific Advisory Board pursuant to the exercise of options at $.02 per share for an aggregate consideration of $167.

    12. In April 1995, the Registrant sold 2,333,333 shares of Series B Convertible Preferred Stock to certain investment partnerships organized by Morgan Stanley & Co. at $1.50 per share for aggregate consideration of $3,500,000.

    13. In June 1995, the Registrant sold 2,000 shares of Common Stock to an employee pursuant to the exercise of options at $.20 per share for aggregate consideration of $400.

    14. In June 1995, the Registrant sold 22,500 shares of Common Stock to Paul Albrecht pursuant to the exercise of options at $.002 per share for aggregate consideration of $45.

    15. In March 1996, the Registrant sold 45,000 shares of Common Stock to Paul Albrecht pursuant to the exercise of options at $.20 per share for aggregate consideration of $9,000.

    16. From May 15, 1993 through May 15, 1996, the Registrant granted options to purchase an aggregate of 916,500 shares of Common Stock to officers, employees and consultants of the Registrant pursuant to the Registrant's Amended and Restated 1993 incentive and Non-Qualified Stock Option Plan. Exercise prices range from $0.002 to $4.00 per share, resulting in an aggregate consideration of approximately $964,700.

  The shares of capital stock and securities issued in the above transactions were offered and sold in reliance upon the exemption from registration under
Section 4(2) of the Securities Act or Regulation D or Rule 701 promulgated under the Securities Act, relative to sales by an issuer not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) EXHIBITS

 EXHIBIT
   NO.                                DESCRIPTION
 -------                              -----------
   1.1*  Form of U.S. Underwriting Agreement.
   1.2*  Form of International Underwriting Agreement.
   3.1   Certificate of Incorporation, as amended, of the Registrant.
   3.2   Form of Restated Certificate of Incorporation of the Registrant to be
         filed upon the closing of the public offering.
   3.3   By-Laws of the Registrant, as amended.
   4.1*  Specimen Certificate for shares of Common Stock, $.001 par value, of the Registrant.
   5.1*  Opinion of Hale and Dorr with respect to the validity of the securities being offered.
  10.1#  1993 Incentive and Non-Qualified Stock Option Plan, as amended.
  10.2   1996 Equity Incentive Plan.
  10.3   1996 Employee Stock Purchase Plan.

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 10.4    1996 Director Stock Option Plan.
 10.5    Consulting and Technology Agreement between the Registrant and Dr.
         Richard J. Cohen, dated February 8, 1993.
 10.6    Employment Agreement between the Registrant and Jeffrey M. Arnold, dated September 1, 1993.
 10.7    Employment Agreement between the Registrant and Paul Albrecht, Ph.D., dated April 27, 1993.
 10.8*   License Agreement By and Between the Registrant and Dr. Richard J.
         Cohen, dated February 8, 1993.
 10.9    Lease By and Between the Registrant and R.W. Connelly, dated June 1,
         1995.
 10.10#+ Exclusive distribution agreement by and between the Registrant and
         Kontron Instruments Ltd., dated December 28, 1995.
 10.11#+ Exclusive Distributorship Agreement by and between the Registrant and
         Fukuda Denshi Co., Ltd.
 10.12   License Agreement by and between the Registrant and the Massachusetts
         Institute of Technology, dated September 28, 1993, relating to the technology of "Assessing Myocardial Electrical Stability".
 10.13   License Agreement by and between the Registrants and the Massachusetts
         Institute of Technology, dated September 28, 1993, relating to the technology of "Cardiac Electrical Imaging".
 10.14   License Agreement by and between the Registrant and the Massachusetts
         Institute of Technology, dated September 28, 1993, relating to the technology of "Pacing Technology For Prevention of Cardiac
         Dysrhythmias".
 10.15   License Agreement by and between the Registrant and the Massachusetts
         Institute of Technology, dated September 28, 1993, relating to the technology of "Cardiovascular Identification".
 10.16#  Investors' Rights Agreement by and among the Company, Financial
         Strategic Portfolios, Inc.--Health Sciences Portfolio and the Global
         Health Sciences Fund, dated September 29, 1993.
 10.17#  Investors' Rights Agreement by and among the Company and Morgan
         Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital
         Fund II, C.V. and Morgan Stanley Venture Investors, L.P., dated April
         19, 1995.
 10.18#  Warrant to Purchase Shares of common Stock of the Company in favor of
         Richard J. Cohen, dated September 29, 1993.
 10.19#  Form of additional warrant to purchase shares of Common Stock of the
         Company.
 10.20#  Form of Registration Rights Agreement by and between the Company and various Founders, each dated March 29, 1993.
 11      Computation of pro forma net loss per share.
 23.1    Consent of Hale and Dorr (included in Exhibit 5).
 23.2    Consent of Price Waterhouse LLP.
 24      Powers of Attorney (included on page II-6).
 27      Financial Data Schedule

- --------
* To be filed by amendment.
# Filed herewith.
+ Confidential treatment requested as to certain portions.
All other exhibits have been previously filed.

  (B) FINANCIAL STATEMENT SCHEDULES

  All applicable information is readily determinable from the notes to the Company's financial statements.

ITEM 17. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Registrant and the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF BEDFORD, COMMONWEALTH OF MASSACHUSETTS, ON THIS 11TH DAY OF JUNE, 1996.

                                          CAMBRIDGE HEART, INC.

                                                  /s/ Jeffrey M. Arnold*
                                          By: _________________________________
                                              JEFFREY M. ARNOLD PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER

                       POWER OF ATTORNEY AND SIGNATURES

  We, the undersigned officers and directors of Cambridge Heart, Inc., hereby severally constitute and appoint Jeffrey M. Arnold, Thomas V. Hennessey, Jr., John A. Burgess and Steven D. Singer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-1 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Cambridge Heart, Inc. to comply with the provisions of the Securities Act, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

       /s/ Jeffrey M. Arnold*          President, Chief         June 11, 1996
- -------------------------------------   Executive Officer
          JEFFREY M. ARNOLD             and Director
                                        (Principal
                                        Executive Officer)

    /s/ Thomas V. Hennessey, Jr.       Chief Financial          June 11, 1996
- -------------------------------------   Officer, Vice
      THOMAS V. HENNESSEY, JR.          President of
                                        Operations and
                                        Treasurer
                                        (Principal
                                        Financial and
                                        Accounting Officer)

              SIGNATURE                         TITLE                DATE

                                        Chairperson,
      /S/ Marlene Krauss*                Secretary and          June 11, 1996
- -------------------------------------    Director
           MARLENE KRAUSS

                                        Director
      /S/ Zachary C. Berk*                                      June 11, 1996
- -------------------------------------
           ZACHARY C. BERK

                                        Director
     /S/ Richard J. Cohen*                                      June 11, 1996
- -------------------------------------
          RICHARD J. COHEN

                                        Director
      /S/ M. Fazle Husain*                                      June 11, 1996
- -------------------------------------
           M. FAZLE HUSAIN

                                        Director
      /S/ David F. Muller*                                      June 11, 1996
- -------------------------------------
           DAVID F. MULLER

                                        Director
      /S/ David F. Rollo*                                       June 11, 1996
- -------------------------------------
           DAVID F. ROLLO

                                        Director
       /S/ Rolf S. Stutz*                                       June 11, 1996
- -------------------------------------
            ROLF S. STUTZ

*By: _/S/ Thomas V. Hennessey, Jr.
                                                                  June 11, 1996



 THOMAS V. HENNESSEY, JR. Attorney-
            in-fact

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                              DESCRIPTION                            PAGE
 -------                            -----------                            ----
   1.1*   Form of U.S. Underwriting Agreement.
   1.2*   Form of International Underwriting Agreement.
   3.1    Certificate of Incorporation, as amended, of the Registrant.
   3.2    Form of Restated Certificate of Incorporation of the
          Registrant to be filed upon the closing of the public
          offering.
   3.3    By-Laws of the Registrant, as amended.
   4.1*   Specimen Certificate for shares of Common Stock, $.001 par value, of the Registrant.
   5.1*   Opinion of Hale and Dorr with respect to the validity of the securities being offered.
  10.1#   1993 Incentive and Non-Qualified Stock Option Plan, as
          amended.
  10.2    1996 Equity Incentive Plan.
  10.3    1996 Employee Stock Purchase Plan.
  10.4    1996 Director Stock Option Plan.
  10.5    Consulting and Technology Agreement between the Registrant and
          Dr. Richard J. Cohen, dated February 8, 1993.
  10.6    Employment Agreement between the Registrant and Jeffrey M.
          Arnold, dated September 1, 1993.
  10.7    Employment Agreement between the Registrant and Paul Albrecht,
          Ph.D., dated April 27, 1993.
  10.8*   License Agreement By and Between the Registrant and Dr.
          Richard J. Cohen, dated February 8, 1993.
  10.9    Lease By and Between the Registrant and R.W. Connelly, dated
          June 1, 1995.
  10.10#+ Exclusive distribution agreement by and between the Registrant and Kontron Instruments Ltd., dated December 28, 1995.
  10.11#+ Exclusive Distributorship Agreement by and between the
          Registrant and Fukuda Denshi Co., Ltd.
  10.12   License Agreement by and between the Registrant and the
          Massachusetts Institute of Technology, dated September 28,
          1993, relating to the technology of "Assessing Myocardial
          Electrical Stability".
  10.13   License Agreement by and between the Registrants and the
          Massachusetts Institute of Technology, dated September 28,
          1993, relating to the technology of "Cardiac Electrical
          Imaging".
  10.14   License Agreement by and between the Registrant and the
          Massachusetts Institute of Technology, dated September 28,
          1993, relating to the technology of "Pacing Technology For
          Prevention of Cardiac Dysrhythmias".
  10.15   License Agreement by and between the Registrant and the
          Massachusetts Institute of Technology, dated September 28,
          1993, relating to the technology of "Cardiovascular
          Identification".
  10.16#  Investors' Rights Agreement by and among the Company,
          Financial Strategic Portfolios, Inc.--Health Sciences
          Portfolio and the Global Health Sciences Fund, dated September
          29, 1993.

 EXHIBIT
   NO.                             DESCRIPTION                             PAGE
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
  10.17# Investors' Rights Agreement by and among the Company and Morgan
         Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture
         Capital Fund II, C.V. and Morgan Stanley Venture Investors,
         L.P., dated April 19, 1995.
  10.18# Warrant to Purchase Shares of common Stock of the Company in favor of Richard J. Cohen, dated September 29, 1993.
  10.19# Form of additional warrant to purchase shares of Common Stock of the Company.
  10.20# Form of Registration Rights Agreement by and between the
         Company and various Founders, each dated March 29, 1993.
  11     Computation of pro forma net loss per share.
  23.1   Consent of Hale and Dorr (included in Exhibit 5).
  23.2   Consent of Price Waterhouse LLP.
  24     Powers of Attorney (included on page II-6).
  27     Financial Data Schedule

- --------
* To be filed by amendment.
# Filed herewith.
+ Confidential treatment requested as to certain portions.
All other exhibits have been previously filed.